UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 22, 2010

CORNERSTONE HEALTHCARE PLUS REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As reported in our Current Report on Form 8-K dated December 22, 2010, we purchased a multi-tenant medical office building, Hedgcoxe Health Plaza medical office building (“Hedgcoxe Health Plaza” or the “Facility”), located in Plano, TX from an affiliate of Caddis Partners LLC, a non-related party, for a purchase price of approximately $9.0 million. The acquisition was funded with our revolving credit facility from KeyBank National Association and with proceeds from our initial public offering.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  The following financial statements relating to the Facility are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated December 22, 2010 and are filed herewith and incorporated herein by reference.

Hedgcoxe Health Plaza

Independent Auditors’ Report	4

Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (Unaudited)	5

Notes to Statements of Revenues and Certain Expenses	6

(b)           Pro Forma Financial Information.  The following unaudited pro forma financial statements of Cornerstone Healthcare Plus REIT, Inc. relating to the acquisition of Hedgcoxe Health Plaza are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated December 22, 2010 and are filed herewith and incorporated herein by reference.

Cornerstone Healthcare Plus REIT, Inc.

Summary of Unaudited Pro Forma Financial Information	8

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010	9

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009	10

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2010	11

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.

By:	/s/ SHARON C. KAISER
Sharon C. Kaiser, Chief Financial Officer

Dated:  January 27, 2011

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Cornerstone Healthcare Plus REIT, Inc.
Irvine, CA

We have audited the accompanying statement of revenues and certain expenses, (the “Historical Summary”) of the property known as Hedgcoxe Health Plaza, located in Plano, Texas (the “Facility”) for the year ended December 31, 2009. This statement of revenues and certain expenses is the responsibility of the Facility’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Facility’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K/A of Cornerstone Healthcare Plus REIT, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Facility’s revenue and expenses.

In our opinion, the Historical Summary of the Facility presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the Facility for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
January 27, 2011

HEDGCOXE HEALTH PLAZA
STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Year Ended December 31, 2009 and for the
Nine Months Ended September 30, 2010 (Unaudited)

	Year Ended	Nine Months Ended
	December 31, 2009	September 30, 2010
		(Unaudited)

Revenues
Rental revenue	$178,000	$570,000
Tenant reimbursements and other income	31,000	145,000
Total revenues	209,000	715,000

Certain expenses
Property operating and maintenance	27,000	80,000
Property taxes	9,000	83,000
Insurance	2,000	4,000
Total certain expenses	38,000	167,000

Revenues in excess of certain expenses	$171,000	$548,000

See accompanying notes to statements of revenues and certain expenses.

HEDGCOXE HEALTH PLAZA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.	Organization and Summary of Significant Accounting Policies

Organization

The accompanying statements of revenues and certain expenses include operations of Hedgcoxe Health Plaza, Plano, Texas (the “Facility”) which was acquired by Cornerstone Healthcare Plus REIT, Inc. (the “Company”), from a nonaffiliated third party. The Facility was acquired on December 22, 2010 for approximately $9.0 million, and has approximately 32,100 square feet and is currently leased to six healthcare providers.

Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Facility, exclusive of items which may not be comparable to the proposed future operations of the Facility. Material amounts that would not be directly attributable to future operating results of the Facility are excluded, and the Historical Summary is not intended to be a complete presentation of the Facility’s revenues and expenses. Items excluded consist of general and administration expenses, depreciation, interest expense and federal and state income taxes.

The accompanying statements are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Facility have been excluded.  The statement of revenues and certain expenses for the period from January 1, 2010 to September 30, 2010 is unaudited and reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the operating results for the interim period presented. The results of operations for the period from January 1, 2010 to September 30, 2010 (unaudited) are not necessarily indicative of the expected results for the entire fiscal year ending December 31, 2010.

After reasonable inquiry, the Company is not aware of any material factors relating to the Facility discussed above that would cause the reported financial information relating to it not to be necessarily indicative of future operating results.

Revenue Recognition

Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectability.  Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized as income in the period that the expenses are incurred.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

Concentration of Credit Risk

The Facility had two tenants that accounted for more than 10% of total revenues for the year ended December 31, 2009 and nine months ended September 30, 2010.  For the year ended December 31, 2009, the two tenants represented approximately 79% and 21% of total revenues, respectively. For the nine months ended September 30, 2010 (unaudited), the two tenants represented approximately 74% and 20% of total revenues, respectively.

2.	Leases

The aggregate annual future minimum lease payments to be received under existing operating leases as of December 31, 2009, are as follows:

2010	$666,000
2011	738,000
2012	775,000
2013	802,000
2014	825,000
2015 and thereafter	2,654,000
$6,460,000

The construction of the Facility was completed in September 2009. The first tenant moved in on October 1, 2009 and the Facility was approximately 89% leased and occupied at December 31, 2009. The Facility is generally leased to tenants under lease terms that provide for the tenants to pay increases in operating expenses in excess of specified amounts. Under the terms of the applicable lease, one of the tenants has an option to renew the lease for five years. The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

3.	Commitments and Contingencies

Litigation

The Company may be subject to legal claims in the ordinary course of business as a property owner. The Company currently believes that the ultimate settlement of any potential claims will not have a material impact on the Facility’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the Facility’s results of operations.

4.	Subsequent Event

In preparing these financial statements, the Company has evaluated events and transactions for recognition or disclosure through January 27, 2011, the date the financial statements were issued. On December 22, 2010, an affiliate of Caddis Partners LLC, a non-related party, sold the Facility to the Company, for a selling price of approximately $9.0 million.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Cornerstone Healthcare Plus REIT, Inc. (the “Company”) for the year ended December 31, 2009 and for the nine months ended September 30, 2010 have been prepared as if the acquisitions of the Hedgcoxe Health Plaza (the “Facility”), Oakleaf Village and Global Rehab Inpatient Rehabilitation Facility had occurred as of January 1, 2009.  The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010 has been prepared as if the acquisition of the Facility had occurred on September 30, 2010.

Such Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2009 included in the Company’s Current Report on Form 8-K as filed on November 29, 2010; (ii) the Unaudited Financial Statements of the Company as of and for the nine months ended September 30, 2010 included in the Company’s  Quarterly Report on Form 10-Q for the nine months ended September 30, 2010; (iii) the Historical Statements of Revenues and Certain Expenses of Global Rehab Inpatient Rehab Facility for the year ended December 31, 2009 and the six months ended June 30, 2010 (unaudited) included in the Company’s Current Report on Form 8-K/A as filed on November 2, 2010; (iv) the Historical Financial Statements of Oakleaf Village for the year ended December 31, 2009 and the three months ended March 31, 2010 (unaudited) included in the Company’s Current Report on Form 8-K/A as filed on July 16, 2010; and (v) the Historical Statements of Revenues and Certain Expenses of the Facility for the year ended December 31, 2009 and for the nine months ended September 30, 2010 (unaudited) filed herewith.

The Unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisitions of the Facility, Oakleaf Village and Global Rehab Inpatient Rehabilitation Facility had been completed on the dates indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2010

				Proforma
	September 30, 2010 (A)	Recent Acquisition (B)		September 30, 2010
ASSETS

Cash and cash equivalents	$21,595,000	$(3,939,000	) (C)	$17,656,000
Investment in real estate
Land	14,432,000	1,589,000	(C)	16,021,000
Buildings and improvements, net	66,726,000	6,535,000		73,261,000
Furniture, fixtures and equipment, net	1,477,000	-		1,477,000
Development costs and construction in progress	6,983,000	-		6,983,000
Identified intangible assets, net	5,198,000	850,000		6,048,000
	94,816,000	8,974,000		103,790,000

Deferred financing costs, net	877,000	3,000	(C)	880,000
Tenant and other receivable	705,000	65,000	(C)	770,000
Deferred cost and other assets	716,000	-		716,000
Restricted cash	2,050,000	-		2,050,000
Goodwill	2,072,000	-		2,072,000
Total assets	$122,831,000	$5,103,000		$127,934,000

LIABILITIES AND EQUITY

Liabilities:
Notes payable	$46,062,000	$5,060,000	(C)	$51,122,000
Accounts payable and accrued liabilities	4,135,000	28,000	(C)	4,163,000
Payable to related parties	307,000	-		307,000
Prepaid rent and security deposits	993,000	49,000	(C)	1,042,000
Distributions payable	586,000	-		586,000
Total liabilities	52,083,000	5,137,000		57,220,000
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; no shares were issued or outstanding at September 30, 2010 and December 31, 2009
Common stock, $0.01 par value; 580,000,000 shares authorized; 9,786,392 and 4,993,751 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	99,000	-		99,000
Additional paid-in capital	77,514,000	-		77,514,000
Accumulated deficit	(9,502,000)	(34,000	)(D)	(9,536,000)
Total stockholders’ equity	68,111,000	(34,000)		68,077,000
Noncontrolling interest	2,637,000	-		2,637,000
Total Equity	70,748,000	(34,000)		70,714,000
Total liabilities and equity	$122,831,000	$5,103,000		$127,934,000

(A)	Derived from the unaudited financial statements as of September 30, 2010 which includes historical information from Oakleaf Village and Global Rehab Inpatient Rehab Facility.

(B)	Represents the purchase price of the assets acquired and liabilities incurred related to the acquisition of Hedgcoxe Health Plaza subsequent to September 30, 2010.

(C)
Represents the preliminary purchase price allocation in accordance with accounting principles generally accepted in the United States of America and other working capital assets acquired and liabilities assumed. The acquisition was partially funded by a $5,060,000 draw from our line of credit with the remaining funded by our cash and cash equivalents. The acquisition cost is allocated to the Facility’s tangible (primarily land, building, site improvements and tenant improvements) and intangible (in-place lease) assets at their estimated fair value.  The acquisition cost has been allocated to land ($1,589,000), building and improvement ($6,535,000), intangible lease assets ($850,000), and below market leases ($28,000).

(D)	This represents closing costs incurred at the time of the Facility’s acquisition.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2009

Historical (A)	Recent Acquisition (B)	Previous Acquisitions (I)	Pro Forma
Revenues:
Rental revenues	$4,964,000	$177,000	(C)	$7,632,000	$12,773,000
Other property income	1,697,000	31,000	(C)	1,073,000	2,801,000
6,661,000	208,000	8,705,000	15,574,000
Expenses:
Property operating and maintenance	5,172,000	39,000	(D)	4,846,000	10,057,000
General and administrative expenses	1,206,000	-	-	1,206,000
Asset management fees	211,000	23,000	(E)	364,000	598,000
Real estate acquisition costs	1,814,000	-	(F)	-	1,814,000
Depreciation and amortization	1,367,000	74,000	(G)	3,026,000	4,467,000
9,770,000	136,000	8,236,000	18,142,000
(Loss) income from operations:	(3,109,000)	72,000	469,000	(2,568,000)

Interest income	13,000	-	-	13,000
Interest expense	(1,053,000)	(76,000	)H)	(1,183,000)	(2,312,000)

Net loss	(4,149,000)	(4,000)	(714,000)	(4,867,000)
Less: Net income (loss) attributable to the noncontrolling interests	15,000	-	(301,000)	(286,000)
Net loss attributable to common stockholders	$(4,164,000)	$(4,000)	$(413,000)	$(4,581,000)

Basic and diluted net loss per common share attributable to common stockholders	$(2.08)	$(0.91)

Weighted average number of common shares	1,999,747	5,054,997	(J)

(A)	Represents the historical results of operations of the Company for the year ended December 31, 2009.

(B)	The construction of the Facility was completed in September 2009. The first tenant moved in on October 1, 2009. Accordingly, adjustments under this column only include three months of operations.

(C)	Represents the Facility’s revenues for the year ended December 31, 2009.

(D)
Represents the Facility operating expenses (not reflected in the historical statement of operations of the Company for the year ended December 31, 2009) based on historical operations of the previous owner.

(E)
Represents assets management fees that would be due to the Company’s advisor had the assets been acquired on January 1, 2009.  The advisory agreement requires the Company to pay the Company’s advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of the Company’s assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with accounting principles generally accepted in the United States of America.

(F)
The Company incurred a total of approximately $185,000 in acquisition fee and expenses, none of which was incurred during the year ended December 31, 2009, in connection with the acquisition of the Facility.

(G)
Represents depreciation expense based on the allocation of the purchase price.  Building and improvements are depreciated on a straight-line method over a 39 and 7- year period, respectively. The amortization of in-place leases is based on an allocation of $440,000 which is amortized over 7 years. The amortization of lease commissions is based on an allocation of $337,000 which is amortized over 7.5 years. The amortization of above and below market rents is based on an allocation of $73,000 and $28,000, respectively over 8.5 and 5.1 years respectively. The Company allocates the purchase price in accordance with accounting principles generally accepted in the United States of America. The purchase price is allocated to a property’s tangible (primarily land, building, and tenant improvements) and intangible assets and liability at their estimated fair value.

(H)
Represents interest expense which is calculated based on the rate per the line of credit at the time of closing the acquisition. The line of credit bears interest at a rate of LIBOR plus an applicable margin. If LIBOR increase by 0.125%, interest expense would increase by $2,000.

(I)
Amounts represent the previously reported estimated operations, including proforma adjustments, based on historical operations of the Oakleaf Village and Global Rehab Inpatient Rehabilitation Facility, which were acquired in the second and third quarter of 2010, respectively.

(J)
The Facility and acquisition of Oakleaf Village and Global Rehab Inpatient Rehabilitation Facility were all or partially funded with proceeds, net of offering costs, received from the Company’s initial public offering at $10.00 per share. The weighted-average number of shares of common stock assumes the proceeds were raised as of January 1, 2009.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2010

Historical (A)	Recent Acquisition (B)	Previous Acquisitions (I)	Pro Forma
Revenues:
Rental revenues	$9,871,000	$568,000	(C)	$3,045,000	$13,484,000
Other property income	2,197,000	145,000	(C)	542,000	2,884,000
12,068,000	713,000	3,587,000	16,368,000
Expenses:
Property operating and maintenance	7,635,000	182,000	(D)	1,730,000	9,547,000
General and administrative expenses	1,907,000	-	-	1,907,000
Asset management fee	452,000	38,000	(E)	177,000	667,000
Real estate acquisition costs	1,992,000	(63,000	)(F)	(710,000)	1,219,000
Depreciation and amortization	2,753,000	222,000	(G)	1,176,000	4,151,000
14,739,000	379,000	2,373,000	17,491,000
(Loss) income from operations:	(2,671,000)	334,000	1,214,000	(1,123,000)

Interest income	16,000	-	-	16,000
Interest expense	(1,562,000)	(228,000	)(H)	(395,000)	(2,185,000)
Net (loss) income	(4,217,000)	106,000	819,000	(3,292,000)
Less: Net (loss) income attributable to the noncontrolling interests	(118,000)	-	16,000	(102,000)
Net (loss) income attributable to common stockholders	$(4,099,000)	$106,000	$803,000	$(3,190,000)

Basic and diluted net loss per common share attributable to common stockholders	$(0.63)	$(0.36)

Weighted average number of common shares	6,523,893	8,917,697	(J)

(A)	Represents the historical results of operations of the Company for the nine months ended September 30, 2010.

(B)	Represents estimated operations, including proforma adjustments based on the historical operations of the Facility.

(C)	Represents the Facility’s revenues for the nine months ended September 30, 2010.

(D)
Represents the Facility operating expenses (not reflected in the historical statement of operations of the Company for the nine months ended September 30, 2010) based on historical operations of the previous owner.

(E)
Represents assets management fees that would be due to the Company’s advisor had the assets been acquired on January 1, 2009.  The advisory agreement requires the Company to pay the Company’s advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of the Company’s assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with accounting principles generally accepted in the United States of America.

(F)
The Company incurred a total of $185,000 in acquisition fee and expenses, $63,000 of which was incurred during the nine months ended September 30, 2010, in connection with the acquisition of the Facility.

(G)
Represents depreciation expense based on the allocation of the purchase price.  Building and improvements are depreciated on a straight-line method over a 39 and 7- years period, respectively. The amortization of in-place leases is based on an allocation of $440,000 which is amortized over 7 years. The amortization of lease commissions is based on an allocation of $337,000 which is amortized over 7.5 years. The amortization of above and below market rents is based on an allocation of $73,000 and $28,000, respectively over 8.5 and 5.1 years respectively. The Company allocates the purchase price in accordance with accounting principles generally accepted in the United States of America. The purchase price is allocated to a property’s tangible (primarily land, building, and tenant improvements) and intangible assets and liability at their estimated fair value.

(H)
Represents interest expense which is calculated based on the rate per the line of credit at the time of closing the acquisition. The line of credit bears interest at a rate of LIBOR plus an applicable margin. If LIBOR increase by 0.125%, interest expense would increase by $5,000.

(I)
Amounts represent the previously reported estimated operations, including proforma adjustments, based on historical operations of the Oakleaf Village and Global Rehab Inpatient Rehabilitation Facility, which were acquired in the second and third quarter of 2010, respectively.

(J)
The Facility and acquisition of Oakleaf Village and Global Rehab Inpatient Rehabilitation Facility were all or partially funded with proceeds, net of offering costs, received from the Company’s initial public offering at $10.00 per share, necessary to fund the transaction.  The weighted-average number of shares of common stock assumes the proceeds were raised as of January 1, 2009.